Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-249726, 333-249725, 333-215218, 333-168419, 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375, 333-29899) of ADTRAN, Inc. and the Registration Statement on Form S-4 of Acorn HoldCo, Inc. (No. 333-259251) of our report dated February 25, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 25, 2022